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                                                                   Exhibit 10.4
                              August 14, 1998

Patriot American Hospitality, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn.:  William W. Evans III

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn.:  Leslie Ng

Ladies and Gentlemen:

         This letter agreement among Patriot American Hospitality, Inc. (the "REIT"), Wyndham International, Inc. (the "OPCO") (each a "Company" and collectively, the Companies") and PaineWebber Financial Products Inc. ("PaineWebber") modifies and amends, in part, certain of the terms and conditions of that certain Purchase Price Adjustment Mechanism Agreement, dated April 6, 1998 (the "Agreement") between the Companies and PaineWebber, as amended. Defined terms not otherwise defined herein shall have the meanings ascribed to them under the Agreement.

         Notwithstanding the terms and conditions of the Agreement, the Companies and PaineWebber agree as follows:

1. The representations, warranties and covenants of the Companies in Section 4 of the Purchase Agreement, dated as of April 6, 1998 (the "Purchase Agreement"), among the Companies and PaineWebber are hereby incorporated by reference herein, and the Companies hereby so represent, warrant and covenant to PaineWebber. The provisions of Section 6 of the Purchase Agreement shall also be applicable to any Paired Shares delivered to PaineWebber under this Agreement.



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Patriot American Hospitality, Inc.
Wyndham International, Inc.
August 14, 1998
Page 2


2. "Interim Settlement Shares," as defined in Section 1 of the Agreement, shall be deleted in its entirety and replaced as follows:

         (t) Interim Settlement Shares. The Interim Settlement Amount divided by the Closing Price on the relevant Reset Date or Settlement Date, as the case may be; provided however, if the Companies have not delivered to PaineWebber an effective registration statement as contemplated by Section 6.4, 125% of the Interim Settlement Amount divided by the Closing Price on the relevant Reset Date or Settlement Date, as the case may be.

3. "Maturity Date," as defined in Section 1 of the Agreement, shall be deleted in its entirety and replaced as follows:

         (a)      Maturity Date.  October 15, 1998.

4. The table in Section 4.1 of the Agreement, shall be deleted in its entirety and replaced with the following:

         Percentage of Shares to be Settled              Termination Price

                      100%                                     $16.00



         Additionally, upon the occurrence of a Price Decline Termination Event, PaineWebber, at its sole discretion, shall have the option to specify the manner of sale.



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Patriot American Hospitality, Inc.
Wyndham International, Inc.
August 14, 1998
Page 3


5. Section 5.1 shall be deleted in its entirety and replaced as follows:

         5.1      Interim Settlement Account.
         Within 5 Business Days following each Reset Date or Settlement Date, the Companies shall deliver the Interim Settlement Amount in Interim Settlement Shares to PaineWebber or its agent for deposit in a collateral account in the name of the Company at PaineWebber or a custodian or depository designated by PaineWebber (the "Interim Settlement Account"). Interim Settlement Shares delivered shall be the subject of a registration statement covering any sale of such Interim Settlement Shares by PaineWebber that has been declared effective under the Securities Act by the Commission (an "Effective Registration Statement"); provided however, if the Companies are unable to deliver Interim Settlement Shares that are the subject of an Effective Registration Statement, the Companies shall deliver cash collateral in an amount equal to the Interim Settlement Amount or Interim Settlement Shares. All Interim Settlement Shares shall be registered in the stock register of the Companies as instructed by PaineWebber and shall be held by PaineWebber or a custodian or depository designated by PaineWebber. On any Reset Date or Settlement Date, if Interim Settlement Shares are held by PaineWebber, PaineWebber shall deliver to the Companies within five (5) Business Days after such Reset Date, the amount in cash or Interim Settlement Shares by which the value in Interim Settlement Shares held by PaineWebber (valued at the Closing Price on such Reset Date unless there is no Effective Registration Statement on such Reset Date, in which case valued at 80% of the Closing Price on such Reset Date) plus any cash amounts in the collateral account exceeds the Interim Settlement Amount. Distributions on the Interim Settlement Shares will be deposited in the collateral account at PaineWebber or a custodian or depositary designated by PaineWebber. The cash amounts in the collateral account will earn interest at the USD LIBOR rate having a designated maturity of 1 month plus Spread. If the Companies shall fail to deliver sufficient Additional Shares pursuant Section 3.2(b), PaineWebber may, at its discretion, apply the Interim Settlement Shares or cash in the Interim Settlement Account to satisfy such deficiency. Upon final Settlement, PaineWebber shall immediately release all claims to cash and Interim Settlement Shares held in the collateral account (including interest earned thereon) and deliver such amounts and all Interim Settlement Shares, free and clear of any security interest, lien, encumbrance or other restrictions, to the Companies.

         Notwithstanding the foregoing, if cash collateral or Interim Settlement Shares that are not the subject of an Effective Registration Statement are delivered by the Companies pursuant to this Section 5.1, then during the period between each Reset Date or between the final Reset Date and the Maturity Date, the Interim Settlement Amount shall be recalculated and the Companies or PaineWebber, as applicable, shall deliver to the other party an adjustment amount in cash or Interim Settlement Shares in accordance with such recalculated Interim Settlement Amount, on a bi-weekly (every two weeks) basis (each an "Adjustment Date"); provided, that PaineWebber shall not be obligated to, but may in its sole discretion, return to


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Patriot American Hospitality, Inc.
Wyndham International, Inc.
August 14, 1998
Page 4


the Companies Paired Shares held as collateral. For purposes of this Section
5.1 and the definitions of Interim Settlement Amount and Interim Settlement Shares, each such Adjustment Date shall be deemed a Reset Date. The Companies are hereby delivering to PaineWebber 2,347,218 shares of Paired Common Stock as collateral.

6. Following Section 4.2 the following shall be added:

         4.3      Early Settlements with Respect to Other Substantially Similar
                  Transactions: The Companies agree that (i) prior to the partial or full early settlement, unwind or liquidation of any transaction that is substantially similar to the transaction contemplated by this Agreement (an "Other Transaction" including without limitation the transactions contemplated by
                  (i) the Forward Stock Contract, dated December 31, 1997, among the Companies and UBS AG, London Branch, as amended on August 14, 1998 and (ii) the Purchase Price Adjustment Mechanism, dated as of February 26, 1998, among the Companies and NationsBanc Mortgage Capital Corporation, as amended on August 14, 1998), the Companies shall promptly, after learning that any such event may occur, give telephone notice (confirmed in writing) of such upcoming settlement, unwind or liquidation,
                  (ii) any such settlement, unwind or liquidation shall be treated as a Cross-Default, and (iii) PaineWebber may require all or part of the obligation hereunder to be settled coincident with an Other Transaction.

7. The modifications and amendments contemplated by this letter agreement shall be effective April 6, 1998 retroactively; PROVIDED HOWEVER, if the Companies fail to deliver to PaineWebber on or before September 30, 1998, an Effective Registration Statement the modifications and amendments contemplated by this letter agreement shall be null and void and of no effect.



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Patriot American Hospitality, Inc.
Wyndham International, Inc.
August 14, 1998
Page 5


Sincerely,

PaineWebber Financial Products Inc.

By:
   -------------------------------
Name:
Title:

AGREED TO AND ACCEPTED

Patriot American Hospitality, Inc.               Wyndham International, Inc.


By:                                              By:
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Name:                                            Name:
Title:                                           Title: